EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
July 18, 2012	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017)
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports Increase in June 30, 2012 Quarterly and Six Months Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter ended June 30, 2012, and for the six months ended June 30, 2012.

For the 2012 second quarter, net income increased 25.8% to $480,751 ($0.05 per diluted common share), from net income of $382,090 ($0.04 per diluted common share) earned in the comparative 2011 second quarter. Net income for the first six months of 2012 increased 33.0% to $942,647 ($0.10 per share diluted), from net income of $708,873 ($0.07 per share diluted) earned in the first six months of 2011.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the second quarter of 2012. The Company continues to generate solid core earnings. Second quarter 2012 net earnings were $480,751, after recording $775,000 of credit loss provisions and $898,090 of other real estate owned valuation adjustments. In the 2012 second quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties. While the level of our nonperforming assets has declined by approximately $4.4 million during the first half of this year, based on our evaluation we will continue to take a conservative position in managing the financial stress some of our borrowers are facing. Consequently, we are provisioning accordingly to maintain our allowance for loan and lease losses at an adequate level. Mitigating our nonperforming assets will continue to be a top priority for the Bank during 2012,” said Mr. Vann.

Asset Quality

Total nonperforming assets, including loans on non-accrual status, restructured loans on non-accrual status and other real estate owned, declined to $55.7 million at June 30, 2012, from $60.0 million at December 31, 2011. Loans on non-accrual status declined to $37.8 million at June 30, 2012, from $43.0 million at December 31, 2011.

The Bank recorded $775,000 of provisions for credit losses in the 2012 second quarter, compared to $3.1 million in the 2011 second quarter. Credit loss provisions were necessary to maintain the allowance for loan and lease losses (ALLL) at a level that management believes is adequate to absorb probable future losses in the loan portfolio. The ALLL was $14.0 million at June 30, 2012 (2.8% of total loans), compared to $15.2 million at December 31, 2011 (2.8% of total loans). Net charge offs were $1.2 million in the 2012 second quarter, compared to $3.7 million in the 2011 second quarter.

Mr. Vann stated, “Management continues to take a prudent and conservative posture in provisioning for credit losses as we mitigate problem assets. We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the ALLL.”

Other real estate owned increased marginally to $17.8 million at June 30, 2012, from $17.0 million at December 31, 2011, reflecting foreclosure activity net of sales and write-downs of certain real estate properties.

Net Interest Income

Net interest income declined to $7.5 million for the 2012 second quarter, from $8.2 million for the 2011 second quarter. The change in levels of net interest income is influenced by the volume of interest-earning assets and interest-bearing liabilities and the management of rates earned and paid during each respective reporting period. The net interest margin on average earning assets remained relatively consistent at 4.4% for the 2012 second quarter, compared to 4.6% for 2011 second quarter.

Non-Interest Income

Total non-interest income increased to $2.7 million for the 2012 second quarter, from $2.5 million for the comparative 2011 second quarter. The Bank strives to maintain a consistent level of revenue across loan and deposit service offerings. Fees, service charges and loan servicing fees remained relatively constant at $1.7 million for the 2012 second quarter, compared to $1.8 million for the 2011 second quarter.

Net gains from mortgage loan sales increased to $264,266 for the 2012 second quarter, from $111,546 for the comparative 2011 second quarter. Net gains from investment securities sales were $485,047 for the 2012 second quarter. There were no sales of investment securities during 2011 second quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized net losses of $47,056 on the sale of other real estate owned properties during the 2012 second quarter, compared to net gains of $53,387 in the 2011 second quarter.

Non-Interest Expense

Total non-interest expense increased to $8.6 million for the 2012 second quarter, from $7.0 million for the comparative 2012 second quarter. Compensation and fringe benefits, the largest component of these expenses, increased to $4.4 million for the 2012 second quarter, from $3.9 million for the comparative 2011 second quarter. This increase primarily results from the accrual of anticipated lump-sum retirement benefits payable to the current CEO upon his retirement at the end of the 2012 third quarter, and the employment of the successor CEO during the current period.

Expenses attributable to valuation adjustments, ongoing maintenance and property taxes for other real estate owned properties increased to $1.3 million for the 2012 second quarter, from $265,334 for the comparative 2011 second quarter. “The stabilization of property values continues to be an issue in the markets we serve. We will continue monitoring these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

FDIC insurance premiums declined to $259,087 for the 2012 second quarter, from $293,284 for the comparative 2011 second quarter, reflecting a new change in the FDIC’s deposit insurance assessment calculation based on assets and tier one capital versus deposits.

Other noninterest expenses including premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective reporting periods.

Income tax expense increased to $272,348 for the 2012 second quarter, compared to a $225,671 for the comparative 2011 second quarter. Changes in the amount of income tax expense reflects changes in pretax income, deductible expenses, the application of permanent and temporary differences and the applicable income tax rates in effect during each period.

Balance Sheet

Total assets declined to $742.0 million at June 30, 2012, from $746.9 million at December 31, 2011. Net loans and leases receivable declined to $491.5 million at June 30, 2012, from $525.2 million at December 31, 2011, reflecting the net of principal repayments, the volume of loans originated, foreclosures, sales, and securitizations of loans into mortgage-backed securities during the current year.

Investment securities increased to $165.0 million at June 30, 2012, from $138.5 million at December 31, 2011, reflecting the net of purchases, sales, and securitizations and principal repayments of certain mortgage loans during the current quarter. Mortgage-backed securities increased to $146.4 million at June 30, 2012, from $138.5 million at December 31, 2011. During the current period, the Bank implemented a strategy to diversify its investment portfolio through the purchase of certain tax-exempt municipal securities. At June 30, 2012, the balance of newly acquired municipal securities was $18.6 million.

Cash and overnight investments increased to $34.8 million at June 30, 2012, from $32.8 million at December 31, 2011, reflecting net changes in the Bank’s cash flow and liquidity position resulting primarily from core deposit growth and slower loan demand.

Total deposits declined to $634.6 million at June 30, 2012, from $642.6 million at December 31, 2011. Core checking and savings accounts increased to $291.6 million at June 30, 2012, from $272.7 at December 31, 2011; while certificates of deposits declined to $343.0 million at June 30, 2012, from $370.0 million at December 31, 2012. The Bank strives to manage its cost of deposits by monitoring the volume and rates paid on maturing certificates of deposits in relationship to current funding needs and market interest rates. The Bank did not renew certain higher rate maturing time deposits during the 2012 second quarter, and was able to reprice new and maturing time deposits at lower rates. The cost of funds improved to 0.83% for the 2012 second quarter, from 1.14% for the comparative 2011 second quarter.

Stockholders' equity increased to $86.2 million at June 30, 2012, from $84.1 million at December 31, 2011, reflecting year-to-date net income and changes in accumulated other comprehensive income. The equity to assets ratio was 11.6% at June 30, 2012, compared to 11.3% at December 31, 2011. There were 9,751,271 common shares outstanding at both June 30, 2012 and December 31, 2011. The book value per common share increased to $8.84 at June 30, 2012, from $8.63 at December 31, 2011.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 26 full service branch offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

	June 30	December 31,
	2012	2011 *
	(unaudited)
Assets

Cash and due from banks	$12,465,913	$14,298,146
Interest-earning deposits with banks	22,292,778	18,476,173
Investment securities available for sale, at fair value	164,976,511	138,515,210
Loans and leases receivable:
Held for sale	4,397,747	6,435,983
Held for investment	501,067,144	533,960,226
Allowance for loan and lease losses	(14,003,657)	(15,194,014)
Loans and leases receivable, net	491,461,234	525,202,195
Premises and equipment, net	12,620,995	11,679,430
Other real estate owned	17,845,050	17,004,874
Federal Home Loan Bank stock, at cost	1,288,200	1,886,900
Accrued interest receivable	2,454,890	2,210,314
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,333,366	1,237,161
Identifiable intangible assets	55,020	70,740
Income tax receivable	3,013,879	2,194,677
Prepaid expenses and other assets	7,938,384	9,946,459

Total assets	$741,964,796	$746,940,855

Liabilities and Stockholders' Equity

Deposits:
Demand	$261,295,293	$243,719,526
Savings	30,346,697	28,988,522
Large denomination certificates of deposit	181,946,545	195,429,182
Other time	161,041,299	174,479,477
Total deposits	634,629,834	642,616,707
Borrowed money	1,758,154	2,096,189
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	9,098,635	7,804,687
Total liabilities	655,796,623	662,827,583

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 shares issued; 9,751,271 shares outstanding	97,513	97,513
Additional paid-in capital	35,812,995	35,815,098
Retained earnings, substantially restricted	77,452,728	76,510,081
Treasury stock, at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	4,772,206	3,657,849
Total stockholders' equity	86,168,173	84,113,272

Total liabilities and stockholders' equity	$741,964,796	$746,940,855

*Derived from audited consolidated financial statements

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First South Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Income

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Interest income:
Interest and fees on loans	$7,447,269	$8,905,881	$15,113,844	$17,729,875
Interest and dividends on investments and deposits	1,370,749	1,282,570	2,617,711	2,349,776
Total interest income	8,818,018	10,188,451	17,731,555	20,079,651

Interest expense:
Interest on deposits	1,249,628	1,924,835	2,570,823	3,901,704
Interest on borrowings	923	1,553	2,039	28,967
Interest on junior subordinated notes	91,117	83,911	183,311	165,232
Total interest expense	1,341,668	2,010,299	2,756,173	4,095,903
Net interest income	7,476,350	8,178,152	14,975,382	15,983,748
Provision for credit losses	775,000	3,080,000	2,615,000	5,530,011
Net interest income after provision for credit losses	6,701,350	5,098,152	12,360,382	10,453,737

Non-interest income:
Fees and service charges	1,454,625	1,581,922	2,934,762	3,068,624
Loan servicing fees	202,776	196,988	415,577	395,072
Gain (loss) on sale of other real estate, net	(47,056)	53,387	(76,021)	(28,708)
Gain on sale of mortgage loans	264,266	111,546	568,874	231,528
Gain on sale of investment securities	485,047	-	1,518,904	52,146
Other income	292,999	553,868	532,509	761,000
Total non-interest income	2,652,657	2,497,711	5,894,605	4,479,662

Non-interest expense:
Compensation and fringe benefits	4,387,489	3,941,577	8,545,101	7,731,256
Federal deposit insurance premiums	259,087	293,284	511,486	584,784
Premises and equipment	538,812	433,512	967,280	856,792
Advertising	67,531	38,280	133,565	85,384
Payroll and other taxes	357,480	352,520	763,275	754,148
Data processing	604,250	622,859	1,213,959	1,223,400
Amortization of intangible assets	124,942	145,578	225,498	292,781
Other real estate owned expense	1,307,097	265,334	2,585,396	484,851
Other	954,220	895,158	1,893,492	1,760,919
Total non-interest expense	8,600,908	6,988,102	16,839,052	13,774,315

Income before income tax expense	753,099	607,761	1,415,935	1,159,084
Income tax expense	272,348	225,671	473,288	450,211

NET INCOME	$480,751	$382,090	$942,647	$708,873

Other comprehensive income, net of taxes	1,348,083	843,478	1,114,357	623,231
Comprehensive income	$1,828,834	$1,225,568	$2,057,004	$1,332,104

Per share data:
Basic earnings per share	$0.05	$0.04	$0.10	$0.07
Diluted earnings per share	$0.05	$0.04	$0.10	$0.07
Average basic shares outstanding	9,751,271	9,751,271	9,751,271	9,751,271
Average diluted shares outstanding	9,751,271	9,751,271	9,751,271	9,751,271

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First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$741,965	$750,350	$746,941	$768,411	$784,538	$741,965	$784,538

Loans receivable (net):
Mortgage	$73,455	$80,263	$66,249	$80,453	$56,564	$73,455	$56,564
Commercial	341,385	352,459	378,823	405,712	428,141	341,385	428,141
Consumer	70,168	71,270	72,821	74,097	76,459	70,168	76,459
Leases	6,453	7,393	7,309	7,972	7,825	6,453	7,825
Total loans (net)	$491,461	$511,385	$525,202	$568,234	$568,989	$491,461	$568,989

Cash and investments	$34,759	$64,662	$32,774	$32,909	$44,565	$34,759	$44,565
Investment securities	164,977	123,036	138,515	119,764	124,539	164,977	124,539
Premises and equipment	12,621	12,985	11,679	11,209	10,753	12,621	10,753
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,333	1,268	1,237	1,091	1,197	1,333	1,197

Deposits:
Savings	$30,347	$31,068	$28,988	$27,551	$26,999	$30,347	$26,999
Checking	261,295	262,500	243,720	243,582	240,048	261,295	240,048
Certificates	342,988	354,780	369,909	394,007	416,855	342,988	416,855
Total deposits	$634,630	$648,348	$642,617	$665,140	$683,902	$634,630	$683,902

Borrowings	$1,758	$1,681	$2,096	$1,976	$2,349	$1,758	$2,349
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,168	84,343	84,113	82,061	80,894	86,168	80,894

Consolidated earnings summary:
Interest income	$8,818	$8,914	$9,363	$9,861	$10,188	$17,731	$20,080
Interest expense	1,342	1,415	1,608	1,852	2,010	2,756	4,096
Net interest income	7,476	7,499	7,755	8,009	8,178	14,975	15,984
Provision for credit losses	775	1,840	2,640	2,643	3,080	2,615	5,530
Noninterest income	2,653	3,243	2,648	2,292	2,498	5,895	4,479
Noninterest expense	8,601	8,239	7,180	6,999	6,988	16,839	13,774
Income tax expense	272	201	142	256	226	473	450
Net income	$481	$462	$441	$403	$382	$943	$709

Per Share Data:
Basic earnings per share	$0.05	$0.05	$0.05	$0.04	$0.04	$0.10	$0.07
Diluted earnings per share	$0.05	$0.05	$0.05	$0.04	$0.04	$0.10	$0.07
Book value per share	$8.84	$8.65	$8.63	$8.42	$8.30	$8.84	$8.30

Average basic shares	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271
Average diluted shares	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271	9,751,271

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
		(dollars in thousands except per share data)
Performance ratios:
Yield on average earning assets	5.22%	5.26%	5.44%	5.64%	5.78%	5.24%	5.69%
Cost of funds	0.83%	0.87%	0.96%	1.08%	1.14%	0.85%	1.16%
Net interest spread	4.39%	4.39%	4.48%	4.56%	4.64%	4.39%	4.53%
Net interest margin/average earning assets	4.42%	4.42%	4.51%	4.58%	4.64%	4.43%	4.53%
Earning assets to total assets	90.94%	90.90%	91.09%	90.47%	88.61%	90.94%	88.61%

Return on average assets (annualized)	0.26%	0.25%	0.23%	0.21%	0.19%	0.25%	0.18%
Return on average equity (annualized)	2.26%	2.18%	2.13%	1.97%	1.90%	2.22%	1.76%

Average assets	$742,690	$744,395	$757,905	$774,383	$791,644	$742,570	$793,412
Average earning assets	$676,041	$678,043	$688,457	$698,984	$704,792	$676,325	$705,750
Average equity	$85,018	$84,582	$82,708	$81,757	$80,517	$84,865	$80,333

Equity/Assets	11.61%	11.24%	11.26%	10.68%	10.31%	11.61%	10.31%
Tangible Equity/Assets	11.04%	10.67%	10.69%	10.12%	9.76%	11.04%	9.76%

Asset quality data and ratios:
Loans on nonaccrual status:
Nonaccrual loans
Earning	$1,494	$2,255	$10,601	$3,179	$3,853	$1,494	$3,853
Non-Earning	11,151	8,757	11,007	15,107	15,657	11,151	15,657
Total Non-Accrual Loans	$12,645	$11,012	$21,608	$18,286	$19,510	$12,645	$19,510
Nonaccrual restructured loans
Past Due TDRs	$9,100	$6,029	$9,170	$12,568	$11,228	$9,100	$11,228
Current TDRs	16,065	20,456	12,247	11,172	10,421	16,065	10,421
Total TDRs	$25,165	$26,485	$21,417	$23,740	$21,649	$25,165	$21,649
Total loans on nonaccrual status	$37,810	$37,497	$43,025	$42,026	$41,159	$37,810	$41,159
Other real estate owned	17,845	17,324	17,005	12,886	11,387	17,845	11,387
Total nonperforming assets	$55,655	$54,821	$60,030	$54,912	$52,546	$55,655	$52,546

Allowance for credit losses	$14,268	$14,637	$15,448	$18,563	$18,918	$14,268	$18,918
Allowance for credit losses to loans	2.82%	2.78%	2.85%	3.16%	3.21%	2.82%	3.21%

Net charge-offs	$1,167	$2,638	$5,752	$3,018	$3,713	$3,806	$5,679
Net charge-offs to loans	0.24%	0.52%	1.10%	0.53%	0.65%	0.77%	1.00%
Nonaccrual loans to loans	7.69%	7.33%	8.19%	7.40%	7.23%	7.69%	7.23%
Nonperforming assets to assets	7.50%	7.31%	8.06%	7.15%	6.69%	7.50%	6.69%
Loans to deposits	79.80%	81.25%	84.26%	88.35%	86.10%	79.80%	86.10%
Loans to assets	68.26%	70.21%	72.66%	76.48%	75.06%	68.26%	75.06%
Loans serviced for others	$326,021	$316,297	$319,363	$302,307	$314,220	$326,021	$314,220

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